AMENDED AND RESTATED INTERCREDITOR AGREEMENT

AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this "**Intercreditor Agreement**"), dated July 14, 2011, by and among Leon Frenkel, Ken Sadowsky and Seahorse Enterprises LLC ("**Seahorse**"), collectively, as representative and collateral agent for the Unit Noteholders (as defined below) (in such capacity, together with their successors and assigns, if any, in such capacity, the "**Unit Note Agent**"); Leon Frenkel, Ken Sadowsky and Seahorse Enterprises LLC, collectively, as representative and collateral agent for the August 2010 Noteholders (as defined below) (in such capacity, together with their successors and assigns, if any, in such capacity, the "**August 2010 Note Agent**"); Leon Frenkel as the holder (in such capacity, together with his successors and assigns, if any, in such capacity, the "**Payable Noteholder**") of (i) a 15% Secured Convertible Note, dated March 26, 2009, in the original principal amount of $33,000 (the "**March Note**") and (ii) a 10% Secured Promissory Note, dated July 28, 2009, in the original principal amount of $16,600 (the "**July Note**" and, together with the March Note, the "**Payable Notes**"); Seahorse as the holder(in such capacity, together with his successors and assigns, if any, in such capacity, the "**Seahorse Noteholder**") of a Promissory Note, dated May 25, 2010, in the original principal amount of $100,000 and secured by a purchase order from Nutrimedca NA (Greece) (the "**Seahorse Note**"); and Leon Frenkel, Ken Sadowsky and Seahorse Enterprises LLC, collectively, as representative and collateral agent for the Bridge Noteholders (as defined below) (in such capacity, together with their successors and assigns, if any, in such capacity, the "**Bridge Note Agent**").

WITNESSETH:

WHEREAS, Inergetics, Inc., a Delaware corporation (the "**Parent**"), has issued pursuant to certain Subscription Agreements and Investment Letters (the "**Unit Note Subscription Agreements**"), entered into by Parent, a series of 30 month Secured Promissory Notes (the "**Unit Notes**") in the aggregate principal amount of $5,972,098 of which, $3,350,309 principal amount are outstanding as of the date hereof, which Unit Notes are guaranteed by Millennium Biotechnologies, Inc., a subsidiary of Parent (the "**Subsidiary**", and together with Parent, the "**Debtors**");

WHEREAS, the Parent has issued pursuant to certain Subscription Agreements, dated as of August 10, 2010 (the "**August 2010 Note Subscription Agreements**") entered into by Parent, a series of Secured Notes due 2012 (the "**August 2010 Notes**") in the aggregate principal amount of $825,000 of which $825,000 principal amount are outstanding as of the date hereof, which August 2010 Notes are guaranteed by the Subsidiary;

WHEREAS, the Debtors have issued the Payable Notes in the aggregate principal amount of $49,600 of which $49,600 principal amount are outstanding as of the date hereof;

WHEREAS, the Debtors have issued the Seahorse Note in the aggregate principal amount of $100,000 of which $100,000 principal amount is outstanding as of the date hereof;

WHEREAS, the Parent has issued, and may issue after the date hereof, pursuant to certain Subscription Agreements, dated between February 3, 2011 and the date hereof (the "**Bridge Note Subscription Agreements**") entered, or to be entered, into by Parent, a series of

Secured Convertible Notes due December 31, 2013 (the "**Bridge Notes**") in the aggregate principal amount of up to $2,000,000, which Bridge Notes are guaranteed by the Subsidiary; and

WHEREAS, each of Creditors (as defined below) desires to enter into this Intercreditor Agreement to (i) confirm the relative priority of the security interests of Creditors in certain assets and properties of the Debtors and (ii) provide for the orderly sharing among them, in accordance with such priorities, of proceeds of such assets and properties upon any foreclosure thereon or other disposition thereof.

NOW THEREFORE, in consideration of the mutual benefits accruing to Creditors hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. DEFINITIONS

As used above and in this Intercreditor Agreement, the following terms shall have the meanings ascribed to them hereinabove and as follows:

1.1 "Bridge Note Agreements" shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Bridge Notes; (b) the Bridge Note Subscription Agreements; (c) the Bridge Note Security Agreement; and (d) all other agreements, documents and instruments at any time executed and/or delivered by a Debtor or any Person with, to or in favor of the Bridge Noteholders or the Bridge Note Agent in connection therewith or related thereto.

1.2 "Bridge Note Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Debtors or any of Obligors to Bridge Note Agent and Bridge Noteholders including, principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Bridge Note Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of a Bridge Note or after the commencement of any case with respect to any Debtor or any of Obligors under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.3 "Bridge Note Security Agreement" shall mean the Security Agreement, dated as of even date hereof, among the Parent, the Subsidiary and the Bridge Note Agent (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced).

1.4 "Bridge Noteholders" shall mean collectively, the holders of the Bridge Note Debt and their respective successors and assigns.

1.5 "Creditors" shall mean, collectively, the Unit Note Agent, on behalf or itself and the Unit Noteholders, the August 2010 Note Agent, on behalf or itself and the August 2010 Noteholders, the Bridge Note Agent, on behalf of itself and the Bridge Noteholders, the Payable

Noteholder, the Seahorse Noteholder and their respective successors and assigns. Each of Unit Note Agent, the August 2010 Note Agent, the Bridge Note Agent, the Payable Noteholder and the Seahorse Noteholder being sometimes referred to herein individually as a "Creditor".

1.6 "Collateral" with regard to all Creditors other than Seahorse shall have the meaning defined in the Bridge Note Security Agreement and, with regard to Seahorse shall mean the Seahorse Collateral. Notwithstanding the foregoing or any other provision in this Intercreditor Agreement, Collateral shall not include Factored Accounts Receivable which may be Factored if approved by the Unit Note Agent, the August 2010 Note Agent, the Payable Noteholder and the Bridge Note Agent.

1.7 "Enforcement Action" shall mean the exercise by any Creditor of any of its material enforcement rights and remedies as a secured creditor, under applicable law or otherwise at any time following the occurrence and during the continuance of an event of default under its Agreements (including, without limitation, the demand for the immediate payment of all of the debt owed to it, the solicitation of bids from third parties to conduct the liquidation of the Collateral, the engagement or retention of sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers or other third parties for the purposes of valuing, marketing, promoting and selling the Collateral, the commencement of any action to foreclose on the security interests or liens of such Creditor in all or any material portion of the Collateral, notification of account debtors to make payments to such Creditor, any action to take possession of all or any material portion of the Collateral or commencement of any legal proceedings or actions against or with respect to all or any portion of the Collateral).

1.8 "Factored" and "Factoring" mean the sale of accounts receivable and/or the borrowing of funds utilizing accounts receivable as collateral.

1.9 "Factored Accounts Receivable" means accounts receivable of the Company that are Factored and the funds received as a result thereof.

1.10 "Insolvency Proceeding" shall mean, as to a Debtor, any of the following, occurring after the date hereof: (a) any case or proceeding with respect to such Debtor under the U.S. Bankruptcy Code, any other federal, state or provincial bankruptcy, insolvency, reorganization or other law affecting creditors' rights generally or any other or similar proceedings of any other jurisdiction or otherwise seeking any stay, reorganization, arrangement, liquidation, dissolution, composition or readjustment of the obligations and indebtedness of the Debtor or (b) any proceeding seeking the appointment of any receiver, administrative receiver, receiver and manager, examiner, judicial custodian, trustee, liquidator, official manager, administrator or similar official for the Debtor or any material part of its properties or (c) any proceedings for liquidation, dissolution or other winding up of the business of the Debtor or (d) the sale of all or substantially all of the assets or capital stock of the Debtor or (e) any assignment for the benefit of creditors or any marshaling of assets of the Debtor.

1.11 "Lien" shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance (including, but not limited to, easements, rights of way and the like), lien (statutory or other), security agreement or transfer intended as security, including without limitation, any conditional sale or other title retention

agreement, the interest of a lessor under a capital lease or any financing lease having substantially the same economic effect as any of the foregoing.

1.12 "August 2010 Note Agreements" shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the August 2010 Notes; (b) the August 2010 Note Subscription Agreements; (c) the August 2010 Note Security Agreement; and (e) all other agreements, documents and instruments at any time executed and/or delivered by a Debtor or any Person with, to or in favor of the August 2010 Noteholders or the August 2010 Note Agent in connection therewith or related thereto.

1.13 "August 2010 Note Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors or any of Obligors to August 2010 Note Agent and August 2010 Noteholders including, principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the August 2010 Note Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of a August 2010 Note or after the commencement of any case with respect to any Debtor or any of Obligors under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.14 "August 2010 Note Security Agreement" shall mean the Security Agreement, dated as of August 10, 2010, among the Parent, the Subsidiary and the August 2010 Note Agent, as amended by the First Amendment to Security Agreement, dated of even date hereof (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced).

1.15 "August 2010 Noteholders" shall mean collectively, the holders of the August 2010 Note Debt and their respective successors and assigns.

1.16 "Notes" shall mean, collectively, the Unit Notes, the August 2010 Notes, the Payable Notes, the Seahorse Note and the Bridge Notes.

1.17 "Obligors" shall mean, individually and collectively, any person liable on or in respect of the Unit Note Debt, August 2010 Note Debt, the Payable Notes Debt, the Seahorse Note Debt or the Bridge Note Debt, and its successors and assigns, including, without limitation, a receiver, trustee or debtor-in-possession on behalf of such person or on behalf of any such successor or assign, other than the Debtors.

1.18 "Payable Note Agreements" shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Payable Notes; and (b) all other agreements, documents and instruments at any time executed and/or delivered by a Debtor or any Person with, to or in favor of the Payable Noteholder in connection therewith or related thereto.

1.19 "Payable Note Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Debtors or any of Obligors to

Payable Noteholder including, principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Payable Note Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of a Payable Note or after the commencement of any case with respect to any Debtor or any of Obligors under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.20 "Payable Noteholders" shall mean Leon Frenkel, and his successors and assigns.

1.21 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including, without imitation, any corporation which elects subchapter S status under the Internal Revenue Code of 1986, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock company, trust, joint venture, or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.22 "Seahorse Collateral" shall mean the Debtors' purchase order from Nutrimedca NA (Greece).

1.23 "Seahorse Note Agreements" shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Seahorse Note; and (b) all other agreements, documents and instruments at any time executed and/or delivered by a Debtor or any Person with, to or in favor of the Seahorse Noteholder in connection therewith or related thereto.

1.24 "Seahorse Note Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by the Debtors or any of Obligors to Seahorse Noteholder including, principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Seahorse Note Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Seahorse Note or after the commencement of any case with respect to any Debtor or any of Obligors under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.25 "Seahorse Noteholders" shall mean Seahorse and its successors and assigns.

1.26 "Secured Debt" shall mean the Unit Note Debt, the August 2010 Note Debt, the Bridge Note Debt, the Payable Notes Debt, the Seahorse Note Debt, or any or all of these, as the case may be.

1.27 "Unit Note Agreements" shall mean, collectively, the following (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced): (a) the Unit Notes; (b) the Unit Note Subscription Agreements; (c) the Unit Note Security Agreement; and (e) all other agreements, documents and instruments at any time executed and/or delivered by a Debtor or any Person with, to or in favor of the Unit Noteholders or the Unit Note Agent in connection therewith or related thereto.

1.28 "Unit Note Debt" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Debtors or any of Obligors to Unit Note Agent and Unit Noteholders including, principal, interest, charges, fees, premiums, indemnities and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under the Unit Note Agreements, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of a Unit Note or after the commencement of any case with respect to any Debtor or any of Obligors under the U.S. Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured.

1.29 "Unit Note Security Agreement" shall mean the Amended and Restated Security Agreement, dated as of March 31, 2010 among the Parent, the Subsidiary and the Unit Note Agent, as amended by the First Amendment to the Security Agreement dated August 10, 2010 and the Second Amendment to the Security Agreement of even date hereof (as the same may be amended, modified, supplemented, extended, renewed, restated or replaced).

1.30 "Unit Noteholders" shall mean collectively, the holders of the Unit Note Debt and their respective successors and assigns

All terms defined in the Uniform Commercial Code, unless otherwise defined herein shall have the meanings set forth therein. All references to any term in the plural shall include the singular and all references to any term in the singular shall include the plural.

2. SECURITY INTERESTS; PRIORITIES; REMEDIES

2.1 Priority of Liens. Notwithstanding the time of incurrence of any Secured Debt, the order or method of attachment or perfection of any Liens securing any Secured Debt, the time or order of filing or recording of financing statements or other documents filed or recorded to perfect any Lien upon the Collateral, the rules for determining priority under any law governing relative priorities of Liens on the Collateral or any conflicting terms or conditions which may be contained in any of the agreements made by the Debtors and Creditors with respect to the foregoing, the Lien priorities in the Collateral shall be, as among the Creditors, *pari passu*.

2.2 Proceeds of Collateral. The proceeds of any sale, disposition or other realization upon all or any part of the Collateral (each, a "**Disposition**") shall be applied, as among the Unit Noteholders, the August 2010 Noteholders, the Payable Noteholder, the Seahorse Noteholder and the Bridge Noteholders, *pari passu* in proportion to the amount of each of their respective then outstanding Secured Debt.

2.3 Relationship between Collateral and Seahorse Collateral. For purposes of Sections 2.2 of this Intercreditor Agreement, notwithstanding anything to the contrary therein, while the Unit Noteholders, the August 2010 Noteholders, the Payable Noteholder and the Bridge Noteholders will receive the proceeds from any Disposition of the Collateral, including the Seahorse Collateral, *pari passu*, Seahorse will only receive the proceeds from any Disposition of the Seahorse Collateral, *pari passu*, with the other Creditors, but not with regard to the rest of the Collateral.

2.4 Perfection; No Contest of Liens. Each Creditor shall be solely responsible for perfecting and maintaining the perfection of its Lien in and to each item constituting the Collateral in which such Creditor has been granted a Lien. The foregoing provisions of this Intercreditor Agreement are intended solely to govern the respective Lien priorities as between the Creditors and shall not impose on any Creditor any obligations in respect of the disposition of proceeds of foreclosure on any Collateral which would conflict with prior perfected claims therein in favor of any other person or any order or decree of any court or other governmental authority or any applicable law. Each Creditor agrees that it will not contest the validity, perfection, priority or enforceability of the Liens upon the Collateral of the other Creditors and that as between Creditors, the terms of this Intercreditor Agreement shall govern even if part or all of the Unit Note Debt, the August 2010 Note Debt, the Bridge Note Debt, the Payable Notes, the Seahorse Note or the Liens securing payment and performance thereof are avoided, disallowed, set aside or otherwise invalidated in any judicial proceeding or otherwise.

2.5 Notices of Default. Each Creditor shall give to the other concurrently with the giving thereof to the Debtors or any of the Obligors, (i) a copy of any written notice by such Creditor of either a default or an event of default under its Agreements with the Debtors, or written notice of demand of payment from Debtors, and (ii) any written notice sent by such Creditor to the Debtors or any of the Obligors at any time an event of default under such Creditor's Agreements exists stating such Creditor's intention to exercise any of its enforcement rights or remedies, including written notice pertaining to any foreclosure on any of the Collateral or other judicial or non-judicial remedy in respect thereof, and any legal process served or filed in connection therewith; provided, that, the failure of any party to give notice as required hereby shall not affect the relative priorities of Creditor's respective Liens as provided herein or the validity or effectiveness of any such notice as against the Debtors or any of the Obligors and shall not give rise to any claim or cause of action by any Creditor against the other Creditors. The Debtors hereby authorize and consent to each Creditor sending any such notices and other information to the other.

3. MISCELLANEOUS

3.1 Amendments. Any waiver, permit, consent or approval by any of Creditors of or under any provision, condition or covenant to this Intercreditor Agreement must be in writing and shall be effective only to the extent it is set forth in writing and as to the specific facts or circumstances covered thereby. Any amendment of this Intercreditor Agreement must be in writing and signed by each of the parties to be bound thereby.

3.2 Successors and Assigns. This Intercreditor Agreement shall be binding upon each Creditor and its successors and assigns and shall inure to the benefit of each Creditor and its successors, participants and assigns.

3.3 Insolvency. This Intercreditor Agreement shall be applicable both before and after the filing of any petition by or against any Debtor or any of Obligors under the U.S. Bankruptcy Code and all converted or succeeding cases in respect thereof, and all references herein to the Debtors or any of Obligors shall be deemed to apply to a trustee for such Debtor or any of Obligors and the Debtors or any of Obligors as debtor-in-possession. The relative rights of Creditors to repayment of their respective Secured Debt, and in or to any distributions from or in respect of the Debtors or any of Obligors or any Collateral or proceeds of Collateral, shall continue after the filing thereof on the same basis as prior to the date of the petition, subject to any court order approving the financing of, or use of cash collateral by, the Debtors or any of Obligors as debtor-in-possession.

3.4 Notices. All notices, requests and demands to or upon the respective parties hereto shall be in writing and shall be deemed duly given, made or received: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if mailed by certified mail, return receipt requested, five (5) days after mailing to the parties at their addresses set forth below (or to such other addresses as the parties may designate in accordance with the provisions of this Section):

To Unit Note Agent:

Leon Frenkel
1600 Flat Rock Road
Penn Valley, PA 19072
Telephone: (610) 227-0312

Kenneth Sadowsky
450 Alton Rd. #1601
Miami Beach, FL 33139
Telephone: (305) 538-8100

Seahorse Enterprises, LLC
One Powder Hill Way
Westboro, MA 01581
Attention: John Israelian
Telephone: (508) 527-3289

To August 2010 Note Agent:	Leon Frenkel 1600 Flat Rock Road Penn Valley, PA 19072 Telephone: (610) 227-0312 Kenneth Sadowsky 450 Alton Rd. #1601 Miami Beach, FL 33139 Telephone: (305) 538-8100 Seahorse Enterprises, LLC One Powder Hill Way Westboro, MA 01581 Attention: John Israelian Telephone: (508) 527-3289
To Bridge Note Agent:	Leon Frenkel 1600 Flat Rock Road Penn Valley, PA 19072 Telephone: (610) 227-0312 Kenneth Sadowsky 450 Alton Rd. #1601 Miami Beach, FL 33139 Telephone: (305) 538-8100 Seahorse Enterprises, LLC One Powder Hill Way Westboro, MA 01581 Attention: John Israelian Telephone: (508) 527-3289
To Payable Noteholder:	Leon Frenkel 1600 Flat Rock Road Penn Valley, PA 19072 Telephone: (610) 227-0312
To Seahorse Noteholder:	Seahorse Enterprises, LLC One Powder Hill Way Westboro, MA 01581 Attention: John Israelian Telephone: (508) 527-3289

Any of the above Creditors may change the address(es) to which all notices, requests and other communications are to be sent by giving written notice of such address change to the other Creditors, but such change shall not be effective until notice of such change has been received by the other Creditors.

3.5 Counterparts; Effective Date. This Intercreditor Agreement may be executed in any number of counterparts, each of which shall be an original with the same force and effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of a signature page to this Intercreditor Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Intercreditor Agreement. This Agreement shall become effective (the "Effective Date") when counterparts of this Intercreditor Agreement has been duly executed and delivered on behalf of each party hereto.

3.6 Governing Law. The validity, interpretation and enforcement of this Intercreditor Agreement and any dispute arising out of the relationship between the parties hereto whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York

3.7 Consent to Jurisdiction; Waiver of Jury Trial. Each of the parties hereto hereby irrevocably consents to the exclusive jurisdiction of any state or Federal court sitting in New York County, New York and waives trial by jury in any action or proceeding with respect to this Intercreditor Agreement.

3.8 Complete Agreement. This written Intercreditor Agreement is intended by the parties as a final expression of their agreement and is intended as a complete statement of the terms and conditions of their agreement, and amends, restates and supersedes all previous Intercreditor agreements between the Debtors and any of the other parties hereto with regard to and secured debt owed by the Debtors to them in their capacities mentioned herein.

3.9 No Third Parties Benefitted. Except as expressly provided in Section 3.2, this Intercreditor Agreement is solely for the benefit of the Creditors and their respective successors, participants and assigns, and no other person shall have any right, benefit, priority or interest under, or because of the existence of, this Intercreditor Agreement.

3.10 Disclosures; Non-Reliance. Each Creditor has the means to, and shall in the future remain, fully informed as to the financial condition and other affairs of the Debtors and no Creditor shall have any obligation or duty to disclose any such information to any other Creditor. Except as expressly set forth in this Intercreditor Agreement, the parties hereto have not otherwise made to each other nor do they hereby make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to: (a) the Debtors' or Obligors' title to or right to transfer any of the Collateral, or (b) any other matter except as expressly set forth in this Intercreditor Agreement.

3.11 Term. This Intercreditor Agreement is a continuing agreement and shall remain in full force and effect until the indefeasible satisfaction in full of all of the Secured Debt.

[*signature pages follow*]

IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be duly executed as of the day and year first above written.

UNIT NOTE AGENT:

____
Ken Sadowsky

____
Leon Frenkel

SEAHORSE ENTERPRISES LLC

By:____________________________
Name:
Title:

AUGUST 2010 NOTE AGENT:

____
Ken Sadowsky

____
Leon Frenkel

SEAHORSE ENTERPRISES LLC

By:____________________________
Name:
Title:

BRIDGE NOTE AGENT:

____
Ken Sadowsky

____
Leon Frenkel

SEAHORSE ENTERPRISES LLC

By:____________________________
Name:
Title:

PAYABLE NOTEHOLDER

____
Leon Frenkel

SEAHORSE NOTEHOLDER

SEAHORSE ENTERPRISES LLC

By:____________________________
Name:
Title:

[Intercreditor Agreement]

The undersigned hereby acknowledges and agrees to the foregoing terms and provisions. By its signature below, the undersigned agrees that it will, together with its successors and assigns, be bound by the provisions hereof.

The undersigned acknowledges and agrees that: (i) although it may sign this Intercreditor Agreement it is not a party hereto and does not and will not receive any right, benefit, priority or interest under or because of the existence of the foregoing Intercreditor Agreement, and (ii) it will execute and deliver such additional documents and take such additional action as may be necessary or desirable in the reasonable opinion of any of Creditors to effectuate the provisions and purposes of the foregoing Intercreditor Agreement.

INERGETICS, INC.

By_____________________________
Name:________________________
Title:_________________________

MILLENNIUM BIOTECHNOLOGIES, INC.

By_____________________________
Name:________________________
Title:_________________________